UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 4, 2011
HARRIS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Blvd., Melbourne, Florida	32919

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (321) 727-9100
No change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
On April 4, 2011, Harris Corporation, a Delaware corporation (“Harris”), and certain of its subsidiaries, completed the acquisition from Schlumberger B.V., a company incorporated in the Netherlands (the “Seller”), and its affiliates, of substantially all of the assets of the Global Connectivity Services business of the Schlumberger group (the “Business”). The Business provides global communications services for a wide range of customers primarily in the oil and gas industries, including the Schlumberger group. The acquisition was consummated pursuant to the terms of the Share and Business Sale Agreement, dated as of November 6, 2010, between Harris and the Seller (the “Agreement”). Harris previously disclosed the entry into the Agreement in a Current Report on Form 8-K filed by Harris with the Securities and Exchange Commission (the “SEC”) on November 12, 2010.
The purchase price for the Business was $397,500,000 in cash, subject to post-closing adjustments as set forth in the Agreement. Pursuant to the Agreement, Harris also assumed liabilities related to the Business, with exceptions and subject to certain indemnities as set forth in the Agreement. These exceptions include certain pension and benefits, criminal and civil liabilities incurred on or prior to closing. These indemnities include indemnities in respect of liabilities in connection with certain excluded contracts or assets and in respect of certain tax, employment, environmental and product warranty liabilities incurred on or prior to closing, subject in certain cases to certain time, monetary and other limitations on the Seller’s liability in respect thereof as set forth in the Agreement.
No material relationship exists between the Seller or its affiliates and Harris or its affiliates, or any director or officer of Harris, or any associate of any such director or officer, other than in respect of the Agreement and related documentation. Pursuant to the Agreement, at the closing, Harris and its applicable affiliates, on the one hand, and the Seller and its applicable affiliates, on the other hand, entered into, among other agreements, (1) master services agreements relating to certain satellite telecommunications services to be provided to members of the Seller’s group by the Harris group, and (2) a transitional services agreement relating to the provision of certain services by the Seller’s group to the Harris group.
The foregoing description of the acquisition by Harris of the Business, the Agreement and the transactions contemplated thereby is only a summary, does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Agreement, which was filed as Exhibit 2.1 to Harris’ Current Report on Form 8-K filed with the SEC on November 12, 2010, and is incorporated in this Item 2.01 by reference.

Item 7.01 Regulation FD Disclosure.
On April 4, 2011, Harris issued a press release in which it announced that it had completed the acquisition of Carefx Corporation (“Carefx”), a provider of interoperability workflow solutions for hospitals, healthcare systems and health information exchanges across North America, Europe and Asia. The full text of the press release announcing the completion of the acquisition of Carefx is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
On April 5, 2011, Harris issued a press release in which it announced that it had completed the acquisition of the Business. The full text of the press release announcing the completion of the acquisition of the Business is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.
The information contained in this Item 7.01, including the accompanying Exhibits 99.1 and 99.2, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibit is filed herewith:
2.1	Share and Business Sale Agreement, dated as of November 6, 2010, between Schlumberger B.V. and Harris Corporation, incorporated by reference to Exhibit 2.1 to Harris’ Current Report on Form 8-K filed with the SEC on November 12, 2010.*
     The following exhibits are furnished herewith:
99.1	Press Release, issued by Harris Corporation on April 4, 2011, announcing the completion of the acquisition of Carefx (furnished pursuant to Item 7.01 and not filed).

99.2	Press Release, issued by Harris Corporation on April 5, 2011, announcing the completion of the acquisition of the Business (furnished pursuant to Item 7.01 and not filed).

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Harris hereby agrees to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION
April 6, 2011	By:	/s/ Scott T. Mikuen
		Name:	Scott T. Mikuen
		Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.
Under Regulation S-K,
Item 601	Description

2.1
Share and Business Sale Agreement, dated as of November 6, 2010, between Schlumberger B.V. and Harris Corporation, incorporated by reference to Exhibit 2.1 to Harris’ Current Report on Form 8-K filed with the SEC on November 12, 2010.*

99.1	Press Release, issued by Harris Corporation on April 4, 2011, announcing the completion of the acquisition of Carefx (furnished pursuant to Item 7.01 and not filed).

99.2	Press Release, issued by Harris Corporation on April 5, 2011, announcing the completion of the acquisition of the Business (furnished pursuant to Item 7.01 and not filed).

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Harris hereby agrees to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the SEC.